SUBADVISORY AGREEMENT
BETWEEN
ABSOLUTE INVESTMENT ADVISERS LLC
AND
MOHICAN FINANCIAL MANAGEMENT, LLC

Appendix A

Series of the Trust:

Absolute Strategies Fund

Absolute Convertible Arbitrage Fund

IN WITNESS WHEREOF, the parties hereto have caused this Revised Appendix A to be duly executed all as of July 25, 2017.

ABSOLUTE INVESTMENT ADVISERS LLC

/s/ Jay Compson
Name: Jay Compson
Title: Principal and Portfolio Manager

MOHICAN FINANCIAL MANAGEMENT, LLC

/s/ Eric Hage
Name: Eric Hage
Title: Chief Investment Officer